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                              STERLING SOFTWARE, INC.             EXHIBIT 11(b)
                        COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED MARCH 31, 1993
                  (in thousands, except per share information)

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                                                                                         Fully
                                                                         Primary        Diluted
                                                                        --------       --------
Earnings:
  Earnings applicable to common stockholders . . . . . . . . . .        $  3,110       $  3,110
  Add:   Interest expense on amounts outstanding
           for the 8% Convertible Senior Subordinated
           Debentures and 5 3/4% Convertible Subordinated
           Debentures (net of applicable income taxes) . . . . .             147            723
         Interest expense on use of proceeds from assumed
           conversion of options and warrants to pay off
           amounts outstanding on Systems Center, Inc. line
           of credit (net of applicable income taxes). . . . . .                             85
                                                                        --------       --------

                                                                        $  3,257       $  3,918
                                                                        --------       --------
                                                                        --------       --------
Shares:
  Weighted average of shares outstanding . . . . . . . . . . . .          17,029         17,029
  Add common shares issued on assumed
    exercise of options and warrants . . . . . . . . . . . . . .           6,439          6,439
  Less common shares assumed repurchased . . . . . . . . . . . .          (3,489)        (3,489)
                                                                        --------       --------

                                                                          19,979         19,979
                                                                        --------
                                                                        --------

Common shares issued on assumed conversion of 8% Convertible
  Senior Subordinated Debentures . . . . . . . . . . . . . . . .                            346
Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . .                          2,520
                                                                                       --------

                                                                                         22,845
                                                                                       --------
                                                                                       --------

Earnings per common share:
  Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  .16
                                                                        --------
                                                                        --------
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . .                         $  .16
                                                                                       --------
                                                                                       --------

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